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CONECTIV
PROJECTION  ASSUMPTIONS FOR PEA #20

CONECTIV
  Long-term debt                                            *
  Short-term debt reduction                                 *

CONECTIV ENERGY HOLDING COMPANY
  Genco Bond Issue                                          *

ATLANTIC CITY ELECTRIC COMPANY
  Asset sales:
    Fossils                                                 *

  Securitization (1):
    Nukes & Nugs                                            *
    Fossils                                                 *

  Securitization debt balances:
       2002                                                 *
       2003                                                 *

  Debt repurchase
       2002                                                 *
       2003                                                 *

  Preferred stock repurchase
       2002                                                 *

  Special dividends
       2002                                                 *
       2003                                                 *

(1) *

Filed under Request for Confidential Treatment Pursuant to Rule 104(b) of the Public Utility Holding Company Act.